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                                                                   Exhibit 99.2

        Consent of Person About to Become Director for Gerald Grinstein

    Pursuant to Rule 438 of the Securities Act of 1933, I hereby consent to being named in the Form S-1 registration statement of Expedia, Inc. as a person who is about to become a director of such company.

Dated: September 22, 1999                        /s/ Gerald Grinstein
                                          -------------------------------------
                                                    Gerald Grinstein